Exhibit 1.01

CLEAN ENERGY FUELS CORP.

Conflict Minerals Report

For the Reporting Period from January 1, 2014 to December 31, 2014

This Conflict Minerals Report (the “Report”) of Clean Energy Fuels Corp. (the “Company”) has been prepared pursuant to Rule 13p-1 and Form SD (the “Rule”) promulgated under the Securities Exchange Act of 1934 for the reporting period January 1, 2014 to December 31, 2014.

The Company is the leading provider of natural gas as an alternative fuel for vehicle fleets in the United States and Canada, based on the number of stations operated and the amount of gasoline gallon equivalents of compressed natural gas (“CNG”) and liquefied natural gas (“LNG”) delivered. The Company designs, builds, sells, operates and maintains fueling stations, and supplies its customers with CNG fuel for light, medium and heavy-duty vehicles and LNG fuel for medium and heavy-duty vehicles. The Company also manufactures, sells and services non-lubricated natural gas compressors and other equipment used in CNG stations and LNG stations, provides operation and maintenance services to customers, offers assessment, design and modification solutions to provide operators with code-compliant service and maintenance facilities for natural gas vehicle fleets, transports and sells CNG to large industrial and institutional energy users who do not have direct access to natural gas pipelines, produces and sells renewable natural gas (“RNG”), which can be used as vehicle fuel or sold for renewable power generation, sells tradable credits it generates by selling natural gas and RNG as a vehicle fuel, and helps its customers acquire and finance natural gas vehicles and obtain local, state and federal grants and incentives.

The Rule requires disclosure of certain information when a company manufactures or contracts to manufacture products for which the minerals specified in the Rule are necessary to the functionality or production of those products.  The specified minerals, which are collectively referred to in this Report as the “Conflict Minerals,” are gold, columbite-tantalite (coltan), cassiterite and wolframite, including their derivatives, which are limited to tantalum, tin and tungsten.  The “Covered Countries” for the purposes of the Rule and this Report are the Democratic Republic of the Congo, the Republic of the Congo, the Central African Republic, South Sudan, Uganda, Rwanda, Burundi, Tanzania, Zambia and Angola.  As described in this Report, certain of the Company’s operations manufacture, or contract to manufacture, products for which the Conflict Minerals are necessary to the functionality or production of those products.

When this Report uses the term “conflict-free,” it means the mines, smelters or refiners have been verified as complying with the Conflict-Free Sourcing Initiative’s Conflict-Free Smelter Program (the “CFSP”) or an equivalent third-party audit program.

Description of the Company’s Products Covered by this Report

This Report relates to products: (i) for which Conflict Minerals are necessary to the functionality or production of that product; (ii) that were manufactured, or contracted to be manufactured, by the Company; and (iii) for which the manufacture was completed during calendar year 2014.

These products, which are referred to in this Report collectively as the “Covered Products,” are the following:

•                  CNG Compressors — products that create CNG by compressing natural gas to less than 1 percent of the volume it occupies at standard atmospheric pressure.  This product category also includes replacement parts for CNG compressors.

•                  CNG Dispensers — products that dispense CNG into vehicles.  This product category also includes replacement parts for CNG dispensers.

•                  CNG Pressure Reduction Systems — systems that reduce the pressure of the natural gas that is supplied to a fueling location.  This product category also includes replacement parts for CNG pressure reduction systems.

•                  LNG Pumps — products that offload LNG from cryogenic tanker trailers into storage tanks at LNG fueling stations.  LNG pumps also deliver LNG to dispensers from storage tanks.  This product category also includes replacement parts for LNG pumps.

•                  LNG Dispensers — products that dispense LNG into vehicles.  This product category also includes replacement parts for LNG dispensers.

•                  Fueling Station Support Panels — electrical storage panels used in natural gas fueling stations.  A fueling station support panel houses the point of sale system that tracks dispenser transactions; the communications system; purge fans; a digital video recorder and camera to record activities at the station; and power circuits for station lighting and electrical control. This product category also includes replacement parts for fueling station support panels.

Third-party products that the Company retails but does not manufacture or contract to manufacture are outside the scope of this Report.

Overview of the Company’s Supply Chain

The Company’s supply chain with respect to the Covered Products is complex, and there are many third parties in the supply chain between the ultimate manufacture of the Covered Products and the original sources of Conflict Minerals.  In this regard, the Company does not purchase Conflict Minerals directly from mines, smelters or refiners.  The Company must therefore rely on its suppliers to provide information regarding the origin of Conflict Minerals that are necessary to the functionality or production of the Covered Products.  Moreover, the Company believes that the smelters and refiners of the Conflict Minerals are best situated to identify the sources of Conflict Minerals, and therefore has sought to identify the applicable smelters and refiners of Conflict Minerals in the Company’s supply chain.

The Company’s Conflict Minerals Policy

The Company adopted a policy relating to the Conflict Minerals (the “Company Policy”) that provides as follows:

•                  The Company is guided by its core beliefs and values as stated in the Company’s Code of Ethics.  The Company is committed to ethical practices and compliance with applicable laws and regulations wherever it does business.  The Company believes that its commitment to integrity and citizenship extends to its worldwide supply base.  The Company is committed to sourcing its products responsibly, and it expects its suppliers to also source materials from responsible suppliers.

•                  The Company expects its suppliers to partner with it to comply with the Rule.  The Company expects its suppliers to:

•                  Complete the Company’s Conflict Minerals survey, identifying any Conflict Mineral material that they sell to the Company and the smelter, refiner or mine that provided the original Conflict Mineral material (for this purpose, the Company’s direct suppliers may have to require successive upstream suppliers to complete the Company’s Conflict Minerals survey until the applicable smelter, refiner or mine is identified, and if the smelter, refiner or mine is in the Covered Countries or sources Conflict Minerals from Covered Countries, whether the Conflict Mineral material is conflict-free);

•                  Agree to cooperate fully with the Company in connection with any due diligence that the Company chooses to perform with respect to its country of origin inquiries; and

•                  When the Company deems it necessary, to provide reasonable proof of the due diligence performed by the supplier to support the country of origin certification and any other information provided by the supplier to the Company.

•                  The Company evaluates its relationships with its suppliers on an ongoing basis, and reserves the right to consider the extent to which a supplier has failed to reasonably comply with the Company Policy in the course of such evaluation.

The Company has designed its conflict minerals reporting efforts to align and comply with the Rule.  The full text of the Company Policy is available at: http://investors.cleanenergyfuels.com/corporate-governance.cfm.  The foregoing website reference is intended to be an inactive textual reference and the contents of the Company’s website are not intended to be incorporated into this report.

The Company’s Reasonable Country of Origin Inquiry and Due Diligence Process

The Company has conducted a good faith reasonable country of origin inquiry regarding the Conflict Minerals.  This good faith reasonable country of origin inquiry was reasonably designed to determine whether any of the Conflict Minerals originated in the Covered Countries and whether any of the Conflict Minerals may be from recycled or scrap sources.  The Company also exercised due diligence on the source and chain of custody of the Conflict Minerals as described below.

Due diligence process design

The Company’s due diligence measures have been designed to conform, in all material respects, to the framework in the Organisation for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High Risk Areas: Second Edition (2013), including the related supplements on gold, tin, tantalum and tungsten (the “OECD Guidance”).

Due diligence performed

The following is a summary of the Company’s due diligence process performed during the reporting year for the products covered by this Report:

OECD Guidance Step 1: Establish a management system

•                  The Company adopted a policy relating to the Conflict Minerals and posted such policy on its website.

•                  The Company created a working group to oversee its due diligence process (“Working Group”).  Such group was led by the Company’s General Counsel, the Company’s Manager, Supply Chain, and the Director of Supply Chain Management and Manufacturing of the Company’s Clean Energy Compression subsidiary.  The Working Group also included a Clean Energy Compression Supplier Development Specialist, and the Director of LNG Engineering and the Supply Chain Manager of the Company’s Clean Energy Cryogenics subsidiary.  The Company also engaged an external service provider to support the due diligence process.

•                  The Company adopted the Conflict Minerals Reporting Template that the Conflict-Free Sourcing Initiative (“CFSI”) has created (the “Template”) as a means for the collection of information relating to the use and origin of Conflict Minerals (including smelter data) in the Company’s supply chain.

OECD Guidance Step 2: Identify and assess risks

•                  The Company contacted its 90 identified in-scope suppliers and provided them with a summary of the Rule, links to the Template and the Company Policy, and contact information for Working Group members.

•                  To aid in the identification and assessment of potentially adverse impacts, the Company defined several “Red Flags,” or indicators that one or more items in a response are worthy of further action by the Company.  The Red Flags were designed to capture: (i) that the Template has been completely filled out, even if a supplier indicates that most areas are in progress; (ii) reasonableness of response using logic checks; (iii) whether a supplier has initiated their own due diligence on minerals sourcing; and (iv) whether any Conflict Minerals are sourced from a Covered County, and if sourced from a Covered Country, whether the identified mines, smelters or refiners are conflict-free.

•                  Suppliers that did not submit the Template by the requested deadline or presented Red Flags were contacted by members of the Working Group.

•                  The Company developed a risk assessment based on the supplier responses.

OECD Guidance Step 3: Design and implement strategy to respond to risk

•                  The Working Group reported the findings of the due diligence program, including the risk assessment, to the Company’s senior management and Board of Directors.

•                  The Company developed a risk management strategy and plan that sets forth supplier risk management strategies.

OECD Guidance Step 4: Carry out independent third party audits of the supply chain

•                  The Company relied on the CFSI and that organization’s CFSP for independent third party audits of the smelters in its supply chain.

OECD Guidance Step 5: Report on supply chain due diligence

•                  The Company reported the results of the due diligence it performed by providing this Report as Exhibit 1.01 to a Form SD filed with the Securities and Exchange Commission.  The Company also made this Report publicly available on its website.

Results of Due Diligence Performed

The Company’s efforts to determine the mine or location of origin of the Conflict Minerals contained in the Covered Products with the greatest possible specificity consisted of the due diligence measures described in this Report.  Due to additional efforts by the Working Group to identify and solicit responses from in-scope suppliers, the Company received responses from 63% of its identified in-scope suppliers.  This level of supplier response constituted a 15% increase over 2013.

Very few of the suppliers contacted by the Company identified the facilities from which they source Conflict Minerals.  Some suppliers responded that they were not requesting smelter names from their suppliers and/or had not implemented due diligence procedures to determine the origin of Conflict Minerals in their respective supply chains.

Based on the information provided by the Company’s suppliers, and taking into account the preceding paragraph, the Company believes that the facilities that may have been used to process the Conflict Minerals in the Company’s products include the facilities listed in Tables 1, 2 and 3 at the end of this Report.  Of the 274 processing facilities identified for calendar year 2014 by the Company’s suppliers, 159 were validated as conflict-free, 18 have agreed to participate in the CFSP but have not yet completed the program and 97 have not been validated as conflict-free.

Some of the supplier responses represented their supply chain at a company-level rather than being product-specific.  As such the list of processing facilities disclosed in this Report may contain more facilities than those that actually process the Conflict Minerals contained in the Company’s products.

Based on its due diligence efforts, the Company does not have sufficient information to conclusively determine the countries of origin of the Conflict Minerals in its products.  However, based on the information provided by the Company’s suppliers, the Company believes that some of the Conflict Minerals contained in its products originated from Covered Countries.

Steps To Be Taken

The Company expects to take the following steps, among others, to improve its due diligence measures and to further mitigate the risk that the necessary Conflict Minerals contained in the Company’s products benefit armed groups in the Covered Countries:

•                  Enhancing its employee training relating to the Rule, the Company Policy and procedures to identify and work with in-scope suppliers.

•                  Continuing to engage with suppliers to obtain accurate and complete information about the origin of Conflict Minerals in the Company’s supply chain, including improving the quality of the processing facility data provided by suppliers.

•                  Seeking opportunities to assist suppliers in building capabilities with a view to improving due diligence performance.

•                  Continuing its initiative to include language in its new supply contracts that requires suppliers to comply with the Company Policy.

•                  Engaging in industry initiatives encouraging conflict-free supply chains.

Tables of Our Conflict Minerals Processing Facilities

Table 1.  CFSP-compliant processing facilities as of May 13, 2015.

Processing facilities reported in the Company’s supply chain validated as compliant according to the CFSP.

Metal	Processing Facility Name	Processing Facility Location
Gold	Aida Chemical Industries Co. Ltd.	Japan
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	Germany
Gold	AngloGold Ashanti Córrego do Sítio Minerção	Brazil
Gold	Argor-Heraeus SA	Switzerland
Gold	Asahi Pretec Corporation	Japan
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	Turkey
Gold	Aurubis AG	Germany
Gold	Boliden AB	Sweden
Gold	C. Hafner GmbH + Co. KG	Germany
Gold	CCR Refinery — Glencore Canada Corporation	Canada
Gold	Chimet S.p.A.	Italy
Gold	Dowa	Japan
Gold	Eco-System Recycling Co., Ltd.	Japan
Gold	Heimerle + Meule GmbH	Germany
Gold	Heraeus Ltd. Hong Kong	Hong Kong
Gold	Heraeus Precious Metals GmbH & Co. KG	Germany
Gold	Ishifuku Metal Industry Co., Ltd.	Japan
Gold	Istanbul Gold Refinery	Turkey
Gold	Japan Mint	Japan
Gold	Johnson Matthey Inc	United States
Gold	Johnson Matthey Ltd	Canada
Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	Russian Federation
Gold	JSC Uralelectromed	Russian Federation
Gold	JX Nippon Mining & Metals Co., Ltd.	Japan
Gold	Kazzinc Ltd	Kazakhstan
Gold	Kennecott Utah Copper LLC	United States
Gold	Kojima Chemicals Co., Ltd	Japan
Gold	L’ azurde Company For Jewelry	Saudi Arabia
Gold	LS-NIKKO Copper Inc.	Korea, Republic of
Gold	Materion	United States
Gold	Matsuda Sangyo Co., Ltd.	Japan
Gold	Metalor Technologies (Hong Kong) Ltd	Hong Kong
Gold	Metalor Technologies (Singapore) Pte. Ltd.	Singapore
Gold	Metalor Technologies SA	Switzerland
Gold	Metalor USA Refining Corporation	United States
Gold	Met-Mex Peñoles, S.A.	Mexico
Gold	Mitsubishi Materials Corporation	Japan
Gold	Mitsui Mining and Smelting Co., Ltd.	Japan

Metal	Processing Facility Name	Processing Facility Location
Gold	MMTC-PAMP India Pvt. Ltd	India
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	Turkey
Gold	Nihon Material Co. LTD	Japan
Gold	Ohio Precious Metals, LLC	United States
Gold	Ohura Precious Metal Industry Co., Ltd	Japan
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastvetmet)	Russian Federation
Gold	PAMP SA	Switzerland
Gold	PT Aneka Tambang (Persero) Tbk	Indonesia
Gold	PX Précinox SA	Switzerland
Gold	Rand Refinery (Pty) Ltd	South Africa
Gold	Republic Metals Corporation	United States
Gold	Royal Canadian Mint	Canada
Gold	Schone Edelmetaal	Netherlands
Gold	SEMPSA Joyería Platería SA	Spain
Gold	Shandong Zhaojin Gold & Silver Refinery Co. Ltd	China
Gold	Sichuan Tianze Precious Metals Co., Ltd	China
Gold	Singway Technology Co., Ltd.	Taiwan
Gold	Solar Applied Materials Technology Corp.	Taiwan
Gold	Sumitomo Metal Mining Co., Ltd.	Japan
Gold	Tanaka Kikinzoku Kogyo K.K.	Japan
Gold	The Refinery of Shandong Gold Mining Co. Ltd	China
Gold	Tokuriki Honten Co., Ltd	Japan
Gold	Umicore Brasil Ltda	Brazil
Gold	Umicore Precious Metals Thailand	Thailand
Gold	Umicore SA Business Unit Precious Metals Refining	Belgium
Gold	United Precious Metal Refining, Inc.	United States
Gold	Valcambi SA	Switzerland
Gold	Western Australian Mint trading as The Perth Mint	Australia
Gold	YAMAMOTO PRECIOUS METAL CO., LTD.	Japan
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	China
Gold	Zijin Mining Group Co. Ltd	China
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	China
Tantalum	Conghua Tantalum and Niobium Smeltry	China
Tantalum	D Block Metals, LLC	United States
Tantalum	Duoluoshan	China
Tantalum	Exotech Inc.	United States
Tantalum	F&X Electro-Materials Ltd.	China
Tantalum	FIR Metals & Resource., Ltd.	China
Tantalum	Global Advanced Metals Aizu	Japan
Tantalum	Global Advanced Metals Boyertown	United States
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	China
Tantalum	Guizhou Zhenhua Xinyun Technology Ltd., Kaili branch	China

Metal	Processing Facility Name	Processing Facility Location
Tantalum	H.C. Starck Co., Ltd.	Thailand
Tantalum	H.C. Starck GmbH Goslar	Germany
Tantalum	H.C. Starck GmbH Laufenburg	Germany
Tantalum	H.C. Starck Hermsdorf GmbH	Germany
Tantalum	H.C. Starck Inc.	United States
Tantalum	H.C. Starck Ltd.	Japan
Tantalum	H.C. Starck Smelting GmbH & Co.KG	Germany
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	China
Tantalum	Hi-Temp	United States
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., LTD	China
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	China
Tantalum	Jiujiang Tanbre Co., Ltd.	China
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co, Ltd	China
Tantalum	KEMET Blue Metals	Mexico
Tantalum	KEMET Blue Powder	United States
Tantalum	King-Tan Tantalum Industry Ltd	China
Tantalum	LSM Brasil S.A.	Brazil
Tantalum	Metallurgical Products India (Pvt.) Ltd.	India
Tantalum	Mineração Taboca S.A.	Brazil
Tantalum	Mitsui Mining & Smelting	Japan
Tantalum	Molycorp Silmet A.S.	Estonia
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	China
Tantalum	Plansee SE Liezen	Austria
Tantalum	Plansee SE Reutte	Austria
Tantalum	QuantumClean	United States
Tantalum	RFH Tantalum Smeltry Co., Ltd	China
Tantalum	Solikamsk Magnesium Works OAO	Russian Federation
Tantalum	Taki Chemicals	Japan
Tantalum	Telex	United States
Tantalum	XinXing HaoRong Electronic Material CO.,LTD	China
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd	China
Tantalum	Zhuzhou Cement Carbide	China
Tin	Alpha	United States
Tin	CV United Smelting	Indonesia
Tin	Dowa	Japan
Tin	EM Vinto	Bolivia
Tin	Gejiu Non-Ferrous Metal Processing Co. Ltd.	China
Tin	Magnu’s Minerais Metais e Ligas LTDA	Brazil
Tin	Melt Metais e Ligas S/A	Brazil
Tin	Metallo Chimique	Belgium
Tin	Mineração Taboca S.A.	Brazil
Tin	Minsur	Peru

Metal	Processing Facility Name	Processing Facility Location
Tin	Mitsubishi Materials Corporation	Japan
Tin	OMSA	Bolivia
Tin	PT Artha Cipta Langgeng	Indonesia
Tin	PT ATD Makmur Mandiri Jaya	Indonesia
Tin	PT Babel Inti Perkasa	Indonesia
Tin	PT Bangka Kudai Tin	Indonesia
Tin	PT Bangka Putra Karya	Indonesia
Tin	PT Bangka Tin Industry	Indonesia
Tin	PT Belitung Industri Sejahtera	Indonesia
Tin	PT Bukit Timah	Indonesia
Tin	PT DS Jaya Abadi	Indonesia
Tin	PT Eunindo Usaha Mandiri	Indonesia
Tin	PT Mitra Stania Prima	Indonesia
Tin	PT Panca Mega Persada	Indonesia
Tin	PT Prima Timah Utama	Indonesia
Tin	PT REFINED BANGKA TIN	Indonesia
Tin	PT Sariwiguna Binasentosa	Indonesia
Tin	PT Timah (Persero), Tbk	Indonesia
Tin	PT Tinindo Inter Nusa	Indonesia
Tin	PT Wahana Perkit Jaya	Indonesia
Tin	Thaisarco	Thailand
Tin	White Solder Metalurgia e Mineração Ltda.	Brazil
Tungsten	Asia Tungsten Products Vietnam Ltd.	Vietnam
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	China
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	China
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	China
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	China
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	China
Tungsten	Global Tungsten & Powders Corp.	United States
Tungsten	Hunan Chenzhou Mining Group Co., Ltd.	China
Tungsten	Japan New Metals Co., Ltd.	Japan
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	China
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	China
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd	Vietnam
Tungsten	Wolfram Bergbau und Hütten AG	Austria
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	China
Tungsten	Xiamen Tungsten Co., Ltd.	China

Table 2.  CFSP participating processing facilities as of May 13, 2015.

Processing facilities reported in the Company’s supply chain that have agreed to participate in the CFSP but have not yet completed the program.

Metal	Processing Facility Name	Processing Facility Location
Gold	Asaka Riken Co Ltd	Japan
Gold	Cendres + Métaux SA	Switzerland
Gold	Doduco	Germany
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	Russian Federation
Gold	Torecom	Korea, Republic of
Gold	Yokohama Metal Co Ltd	Japan
Tantalum	Phoenix Metal Ltd	Rwanda
Tin	China Tin Group Co., Ltd.	China
Tin	Fenix Metals	Poland
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	Thailand
Tin	O.M. Manufacturing Philippines, Inc.	Philippines
Tin	PT BilliTin Makmur Lestari	Indonesia
Tin	PT Inti Stania Prima	Indonesia
Tin	PT Karimun Mining	Indonesia
Tin	PT Sumber Jaya Indah	Indonesia
Tin	Rui Da Hung	Taiwan
Tin	Soft Metais, Ltda.	Brazil
Tin	Yunnan Chengfeng Non-ferrous Metals Co.,Ltd.	China

Table 3.  No known CFSP participating as of May 13, 2015.

Processing facilities reported in the Company’s supply chain that have not been validated as CFSP-compliant.

Metal	Processing Facility Name	Processing Facility Location
Gold	Advanced Chemical Company	United States
Gold	Aktyubinsk Copper Company TOO	Russian Federation
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	Uzbekistan
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	Philippines
Gold	Bauer Walser AG	Germany
Gold	Caridad	Mexico
Gold	China National Gold Group Corporation	China
Gold	Chugai Mining	Japan
Gold	Colt Refining	United States
Gold	Daejin Indus Co. Ltd	Korea, Republic of
Gold	Daye Non-Ferrous Metals Mining Ltd.	China
Gold	Do Sung Corporation	Korea, Republic of
Gold	Fidelity Printers and Refiners Ltd.	Zimbabwe
Gold	FSE Novosibirsk Refinery	Russian Federation
Gold	Gansu Seemine Material Hi-Tech Co Ltd	China

Metal	Processing Facility Name	Processing Facility Location
Gold	Guangdong Jinding Gold Limited	China
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	China
Gold	Hunan Chenzhou Mining Group Co., Ltd.	China
Gold	Hwasung CJ Co. Ltd	Korea, Republic of
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Company Limited	China
Gold	Jiangxi Copper Company Limited	China
Gold	KGHM Polska Miedź Spółka Akcyjna	Poland
Gold	Korea Metal Co. Ltd	Korea, Republic of
Gold	Kyrgyzaltyn JSC	Kyrgyzstan
Gold	Lingbao Gold Company Limited	China
Gold	Lingbao Jinyuan Tonghui Refinery Co. Ltd.	China
Gold	Luoyang Zijin Yinhui Metal Smelt Co Ltd	China
Gold	Moscow Special Alloys Processing Plant	Russian Federation
Gold	Navoi Mining and Metallurgical Combinat	Uzbekistan
Gold	OJSC Kolyma Refinery	Russian Federation
Gold	Penglai Penggang Gold Industry Co Ltd	China
Gold	Prioksky Plant of Non-Ferrous Metals	Russian Federation
Gold	Sabin Metal Corp.	United States
Gold	Samduck Precious Metals	Korea, Republic of
Gold	SAMWON METALS Corp.	Korea, Republic of
Gold	So Accurate Group, Inc.	United States
Gold	The Great Wall Gold and Silver Refinery of China	China
Gold	Yunnan Copper Industry Co Ltd	China
Tantalum	Shanghai Jiangxi Metals Co. Ltd	China
Tin	China Rare Metal Materials Company	China
Tin	CNMC (Guangxi) PGMA Co. Ltd.	China
Tin	Cooper Santa	Brazil
Tin	CV Gita Pesona	Indonesia
Tin	CV JusTindo	Indonesia
Tin	CV Makmur Jaya	Indonesia
Tin	CV Nurjanah	Indonesia
Tin	CV Serumpun Sebalai	Indonesia
Tin	CV Venus Inti Perkasa	Indonesia
Tin	Estanho de Rondônia S.A.	Brazil
Tin	Gejiu Kai Meng Industry and Trade LLC	China
Tin	Gejiu Zi-Li	China
Tin	Huichang Jinshunda Tin Co. Ltd	China
Tin	Jiangxi Nanshan	China
Tin	Linwu Xianggui Smelter Co	China
Tin	Novosibirsk Integrated Tin Works	Russian Federation
Tin	PT Alam Lestari Kencana	Indonesia
Tin	PT Babel Surya Alam Lestari	Indonesia

Metal	Processing Facility Name	Processing Facility Location
Tin	PT Bangka Timah Utama Sejahtera	Indonesia
Tin	PT Donna Kembara Jaya	Indonesia
Tin	PT Fang Di MulTindo	Indonesia
Tin	PT HANJAYA PERKASA METALS	Indonesia
Tin	PT HP Metals Indonesia	Indonesia
Tin	PT Koba Tin	Indonesia
Tin	PT Pelat Timah Nusantara Tbk	Indonesia
Tin	PT Rajwa International	Indonesia
Tin	PT Seirama Tin investment	Indonesia
Tin	PT Singkep Times Utama	Indonesia
Tin	PT Stanindo Inti Perkasa	Indonesia
Tin	PT Supra Sukses Trinusa	Indonesia
Tin	PT Tambang Timah	Indonesia
Tin	PT Tirus Putra Mandiri	Indonesia
Tin	PT Tommy Utama	Indonesia
Tin	PT Yinchendo Mining Industry	Indonesia
Tungsten	A.L.M.T. Corp.	Japan
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	China
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	China
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	China
Tungsten	Ganxian Shirui New Material Co., Ltd.	China
Tungsten	Ganzhou Non-ferrous Metals Smelting Co., Ltd.	China
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	China
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	China
Tungsten	H.C. Starck GmbH	Germany
Tungsten	H.C. Starck Smelting GmbH & Co.KG	Germany
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	China
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Richsea New Materials Co., Ltd.	China
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	China
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	China
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	China
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	China
Tungsten	Kennametal Fallon	United States
Tungsten	Kennametal Huntsville	United States
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	Vietnam
Tungsten	Sanher Tungsten Vietnam Co., Ltd.	Vietnam
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	Vietnam
Tungsten	Wolfram Company CJSC	Russian Federation
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	China